UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Director; Appointment of Chairman

On February 5, 2009, at the annual meeting of the stockholders of Varian, Inc., Allen J. Lauer’s term as a Class I director on Varian, Inc.’s Board of Directors ended. Mr. Lauer was not nominated for re-election because he had reached the Board of Directors’ mandatory retirement age.

On February 6, 2009, upon a recommendation of the Nominating and Governance Committee of Varian, Inc.’s Board of Directors, the Board of Directors appointed Garry W. Rogerson to replace Mr. Lauer as Chairman of the Board of Directors. Mr. Rogerson continues as Varian, Inc.’s Chief Executive Officer, but will no longer use the title of President. Wayne R. Moon will continue as the lead independent director on the Board of Directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of By-Laws

On February 5, 2009, the Board of Directors of Varian, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-Laws (the “By-Laws”, and as amended and restated, the “Amended By-Laws”) effective immediately. The Amended By-Laws amend the prior By-Laws in the following principal respects:

•	Amend Article II, Section 4 (Business to be Conducted at Annual Meeting) to:

•

specify that the advance notice provisions shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders, other than (1) matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting and (2) nominations for persons for election to the Board of Directors, which shall be governed by the procedures set forth in Section 8(a) of the By-Laws;

•

revise the notice period for a stockholder to bring business at an annual meeting to not earlier than the 75th day, and not later than the close of business on the 45th day, prior to the one year anniversary of the date on which the Company first mailed its proxy materials (or notice of availability of proxy materials) to stockholders for the previous year’s annual meeting; provided, however, that if the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after the one-year anniversary of the prior year’s annual meeting, then the notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of the annual meeting is first made;

•	provide that an adjournment or postponement of the annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice described above;

•

expand and add additional specificity to the categories of information which a stockholder proponent must provide about the proponent and any Stockholder Associated Person (as defined in the By-Laws) and any business proposed by the stockholder, including: the name and address of any Stockholder Associated Person; a description of any derivative or short positions, profit interests, dividend rights or voting arrangements with respect to the securities of the Company; a description of any proportionate interest in shares of the Company or derivative instruments held by certain entities affiliated with the proponent or any Stockholder Associated Person; whether the proponent or Stockholder Associated Person is entitled to performance-related fees based on the value of the Company’s securities or derivative instruments; a description of other agreements or arrangements with respect to the proposed business or the securities of the Company; any other information relating to the stockholder or the proponent that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies in support of the proposal; a statement whether the proponent or Stockholder Associated Person intends to conduct a proxy solicitation; and a requirement that the proponent supplement certain of the information not later than 10 days following the record date of the annual meeting; and

•	effect several additional minor and conforming clarifications and revisions.

•	Amend Article II, Section 5 (Special Meetings) to:

•

clarify that special meetings of the stockholders may be called only by the Company’s Chairman of the Board, Chief Executive Officer or President, or in the absence of each of them, by the Company’s Secretary at the written request of a majority of the directors; and

•	specify that if directors are to be elected at a special meeting, the nominations of directors will be governed by the procedures of Section 8(b) of the By-Laws.

•	Amend Article II, Section 8 (Nominations of Directors) to:

•

revise the notice period for a stockholder to nominate a director for election at an annual meeting of stockholders to conform with the notice period applicable for a stockholder to bring other business at an annual meeting, as described above; provided that if the number of directors to be elected is increased and there is no public announcement naming all the nominees made by the Board of Directors or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if received not later than the close of business on the 10th day following the public announcement;

•	provide that an adjournment or postponement of the annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice described above;

•

expand and add additional specificity to the categories of information which a stockholder proponent must provide about the proponent, the nominee and any Stockholder Associated Person, including: (1) as to each nominee whom the stockholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of stock of the Company that are held of record or are beneficially owned by the nominee, (d) a description of any derivative or short positions, profit interests, dividend rights or voting arrangements with respect to the securities of the Company; a description of any proportionate interest in shares of the Company or derivative instruments held by certain entities affiliated with the nominee; whether the nominee is entitled to performance-related fees based on the value of the Company’s securities or derivative instruments; and a description of other agreements or arrangements with respect to the securities of the Company, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (f) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, and (g) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (2) as to the stockholder proponent of the nominee, similar information as is required to be included in a notice relating to other business, as described above;

•

require that, if requested by the Board of Directors, a nominee of a stockholder supplement the information provided in the stockholder notice and provide such other information as may be reasonably required to determine whether the nominee would qualify as an independent director;

•

clarify that at a special meeting of stockholders at which directors are to be elected, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder who is a stockholder of record at the time of the giving of the notice required by the By-Laws and on the record date for the special meeting and who delivers a timely written notice of the nomination to the Company’s Secretary that includes the information set forth above with respect to nominations at an annual meeting;

•

revise the notice period for a stockholder to nominate a director for election at a special meeting of stockholders to not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made;

•	provide that an adjournment or postponement of the special meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice described above; and

•	effect several additional minor and conforming clarifications and revisions.

The foregoing descriptions of the amendments to the Company’s By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the prior By-Laws, a copy of which was filed with the Securities and Exchange Commission on May 17, 1999 as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (which By-Laws are incorporated herein by reference), and the full text of the Amended By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K (which Amended By-Laws are incorporated herein by reference).

Deadline for Receipt of Stockholder Proposals and Nominations for 2010 Annual Stockholders Meeting

As a result of the adoption of the Amended By-Laws, the deadlines applicable to stockholder proposals and stockholder nominations for the Company’s 2010 annual meeting of stockholders have changed, as described below.

Any stockholder who wishes to submit a proposal to be voted on at the Company’s annual meeting of stockholders in 2010, and who wishes to have that proposal set forth in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no later than August 25, 2009. Any such notice of a proposal must include certain information about the proposal and about the stockholder submitting the proposal as required by applicable securities laws. The submission of a stockholder proposal by this deadline does not guarantee that it will be included in the Company’s proxy statement or form of proxy.

The Amended By-laws provide that any stockholder who wishes to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2010 or who wishes to submit a proposal to be voted on and who is not seeking to have that proposal included in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) in accordance with the notice provisions in the Amended By-Laws no earlier than October 9, 2009 and no later than November 8, 2009.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description

3.1	Amended and Restated By-Laws of Varian, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy Senior Vice President and Chief Financial Officer

Date: February 9, 2009

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